SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 1996
                                               --------------------
                                                (September 13, 1996)
                                               -------------------


           Datronic Equipment Income Fund XX, L.P.
     ------------------------------------------------------
     (Exact name of Registrant as specified in its charter)


  Delaware                    0-21260             36-3763539
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(State of Other             (Commission         (IRS Employer
Jurisdiction of             file number)        Identification
Incorporation)              Number)



1300 E. Woodfield Road, Suite 312       Schaumburg, Illinois 60173
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(Address of principal executive offices) (City, State, Zip Code)


Registrant's telephone number, including area code (847)240-6200
                                                  ----------------





  (Former name or former address, if changed since last report)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

As previously disclosed, Computer Rental Corp. of America (CRCA) sold substantially all of its assets for $700,000 to New CRCA, a newly-formed company owned by an executive of Lease Resolution Corporation (LRC), the general partner of the Partnership (see Note 14 to the Partnership's 1995 Form 10-K. Subsequently in 1996, New CRCA received an offer from PCR International, Inc. (PCR) to purchase substantially the same assets sold to New CRCA in the aforementioned transaction for an amount substantially in excess of the purchase price paid by New CRCA. In order to ensure that the Partnerships received maximum benefit from the sale of CRCA, CRCA repurchased the assets sold to New CRCA for $659,659, the original purchase price plus tax liabilities accrued by New CRCA less payments made on the original promissory note. The repurchase price was paid in the form of cash ($116,000) and the cancellation of the unpaid promissory note given by New CRCA ($543,659).

On September 13, 1996, CRCA sold all of the assets repurchased from New CRCA (excluding cash) to a subsidiary of PCR (PCR Sub) for approximately $6.2 million. The purchase price was paid in the form of a senior note of $1,500,000, a subordinated note of approximately $4,200,000, and the assumption of approximately $500,000 of liabilities. Both notes bear interest at 9%.
Principal and interest are payable monthly in the aggregate amount of approximately $118,000 commencing November 1, 1996. All principal payments are to be applied to the senior note. The unpaid principal balances aggregating $4.8 million are due November 1, 1997. The senior note is secured by a priority security interest in the assets of PCR Sub. The subordinated note is secured by a security interest in the assets of PCR Sub which is subordinate to a $14 million security interest of another PCR creditor.

CRCA will utilize existing cash balances of approximately $750,000 and amounts received on the notes to liquidate all liabilities not assumed by PCR Sub including expenses associated with the sale and subject to Court approval, settlement of claims of the former stockholders of CRCA under the indemnity provisions of the bylaws of CRCA for $150,000. Remaining funds will be allocated 35% to the Partnership and 65% to Fund XVIII in accordance with their respective interests in the Master Lease with CRCA (see Note 14 in the Partnership's 1995 Form 10-K). The Partnership will record recoveries on the Master Lease with CRCA as the cash is received.

CRCA paid LRC $289,263 for CRCA related expenses previously incurred by LRC and charged to the Partnership and Fund XVIII as General Partner expenses. The amounts repaid to LRC by CRCA has been allocated to the Partnership and Fund XVIII in the manner in which those expenses were originally charged. Accordingly LRC paid $101,242 to the Partnership and $188,021 to Fund XVIII in September 1996.

                           SIGNATURES


Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on the 30th day of September 1996.




          DATRONIC EQUIPMENT INCOME FUND XX, L.P.
          Registrant





      By: Donald D. Torisky
          DONALD D. TORISKY
          Chairman and Chief Executive Officer
          Lease Resolution Corporation
          General Partner of
          Datronic Equipment Income Fund XX, L.P.